Exhibit (h-6)

AMENDMENT NO. 5

TO

SHAREHOLDER

ADMINISTRATIVE SERVICES AGREEMENT

Each of the investment companies listed in Schedule A hereto (each, a “Fund” and collectively, the “Funds”) and Fred Alger Management, Inc. (“Alger Management”) entered into a Shareholder Administrative Services Agreement dated February 28, 2005, as amended June 30, 2007, May 18, 2010, December 29, 2010, and August 1, 2016 (the “Agreement”), and wish to amend the Agreement as follows:

WHEREAS, the Boards of Trustees of the Funds approved this amendment to reflect the addition of Class P Shares to the Agreement at a Board Meeting on December 12, 2017, effective as of December 28, 2017;

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth in the Agreement, the parties agree as follows:

For the services provided by Alger Management under the Agreement, effective December 28, 2017, each Fund will pay Alger Management an asset based fee of 0.0165% (1.65 basis points) with respect to Class A, B, and C shares of the Fund, and 0.01% (1 basis point) with respect to Class I, R, I-2, P, S, Y, Y-2, Z and Z-2 shares of the Fund, plus out-of-pocket expenses incurred by Alger Management in performing its responsibilities under the Agreement, within 10 days of the first day of each month.

FRED ALGER MANAGEMENT, INC.

By:	/s/ Tina Payne
Name: Tina Payne
Title: Senior Vice President

ALGER GLOBAL FOCUS FUND

By:	/s/ Tina Payne
Name: Tina Payne
Title: Secretary

THE ALGER FUNDS

By:	/s/ Tina Payne
Name: Tina Payne
Title: Secretary

THE ALGER FUNDS II

By:	/s/ Tina Payne
Name: Tina Payne
Title: Secretary

THE ALGER INSTITUTIONAL FUNDS

By:	/s/ Tina Payne
Name: Tina Payne
Title: Secretary

THE ALGER PORTFOLIOS

By:	/s/ Tina Payne
Name: Tina Payne
Title: Secretary

EXHIBIT A

Alger Global Focus Fund

The Alger Funds

The Alger Funds II

The Alger Institutional Funds

The Alger Portfolios

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